SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2004

CHAMPION ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Michigan	1-9751	38-2743168

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Cambridge Court, Suite 300
Auburn Hills, Michigan 48326

(Address of principal executive offices)

Registrant’s telephone number, including area code: (248) 340-9090

N/A

(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number
14.1	Code of Ethics amended June 16, 2004.

Item 10. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

     On June 16, 2004 Champion Enterprises, Inc. amended and restated its Code of Ethics during its annual review process to clarify, simplify and refine certain provisions contained therein. The complete document is filed as Exhibit 14.1 to this Report and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION ENTERPRISES, INC.
/s/ PHYLLIS A. KNIGHT
Phyllis A. Knight
Date: June 21, 2004	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
14.1	Code of Ethics amended June 16, 2004